Exhibit 11

August 13, 2018

BlackRock Variable Series Funds, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Variable Series Funds, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of the Company’s common stock, par value $0.10 per share, designated as (1) Class I (“International Stock”) of BlackRock International Index V.I. Fund, a series of the Company, (2) Class I (“S&P 500 Stock”) of BlackRock S&P 500 Index V.I. Fund, a series of the Company, (3) Class I (“Government Stock”) of BlackRock Government Money Market V.I. Fund, a series of the Company, (4) Class I (“Small Cap Stock”) of BlackRock Small Cap Index V.I. Fund, a series of the Company, and (5) Class I (“iShares Stock” and, together with International Stock, S&P 500 Stock, Government Stock, and Small Cap Stock, “Common Stock”) of BlackRock iShares® Dynamic Allocation V.I. Fund, a series of the Company, on the Company’s Registration Statement on Form N-14 filed with the Securities and Exchange Commission on the date hereof (File No. 333-225643) (together with all amendments through the date hereof, the “Registration Statement”), to be issued pursuant to an Agreement and Plan of Reorganization between the Company, State Farm Variable Product Trust, BlackRock Advisors, LLC, and State Farm Investment Management Corp. (substantially in the form attached as exhibit to the Registration Statement, the “Agreement”).

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Agreement) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock offered by the Company have been duly authorized and, assuming that upon any issuance of Common Stock the total number of shares of (a) International Stock issued and outstanding will not exceed the total number of shares of International Stock that the Company is then authorized to issue under its charter, (b) S&P 500 Stock issued and outstanding will not exceed the total number of shares of S&P 500 Stock that the Company is then authorized to issue under its charter, (c) Government Stock issued and outstanding will not exceed the total number of shares of Government Stock that the Company is then authorized to issue under its charter, (d) Small Cap Stock issued and outstanding will not exceed the total number of shares of Small Cap Stock that the Company is then authorized to issue under its charter, and (e) iShares Stock issued and outstanding will not exceed the total number of shares of iShares Stock that the Company is then authorized to issue under its charter, when issued under the circumstances contemplated in the Registration Statement and the Agreement, will be legally issued, fully paid, and non-assessable.

BlackRock Variable Series Funds, Inc. August 13, 2018 Page 2

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, and (v) all public records reviewed by us or on our behalf are accurate and complete.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal